Exhibit 1.1

EXECUTION VERSION

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

$1,500,000,000 1.400% Senior Notes due 2018

$2,000,000,000 1.700% Senior Notes due 2019

$3,000,000,000 2.200% Senior Notes due 2021

$3,000,000,000 2.800% Senior Notes due 2023

$3,500,000,000 3.150% Senior Notes due 2026

$2,000,000,000 4.100% Senior Notes due 2046

Payment of principal and interest unconditionally guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

UNDERWRITING AGREEMENT

July 18, 2016

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mizuho Securities USA Inc.

On behalf of the several

Underwriters named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

c/o HSBC Securities (USA) Inc.

452 5th Avenue

New York, NY 10018

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, NY 10036

c/o Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, NY 10022

Ladies and Gentlemen:

Teva Pharmaceutical Finance Netherlands III B.V. (the “Company”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an indirect wholly-owned subsidiary of Teva Pharmaceutical Industries Limited, a company organized under the laws of Israel (the “Guarantor”), proposes, subject to the terms and conditions stated herein, to issue and sell $1,500,000,000 in aggregate principal amount of its 1.400% Senior Notes due 2018 (the “2018 notes”), $2,000,000,000 in aggregate principal amount of its 1.700% Senior Notes due 2019 (the “2019 notes”), $3,000,000,000 in aggregate principal amount of its 2.200% Senior Notes due 2021 (the “2021 notes”), $3,000,000,000 in aggregate principal amount of its 2.800% Senior Notes due 2023 (the “2023 notes”), $3,500,000,000 in aggregate principal amount of its 3.150% Senior Notes due 2026 (the “2026 notes”) and $2,000,000,000 in aggregate principal amount of its 4.100% Senior Notes due 2046 (the “2046 notes” and, together, with the 2018 notes, the 2019 notes, the 2021 notes, the 2023 notes and the 2026 notes, the “Notes”), which Notes are to be guaranteed by the Guarantor (the “Guarantees” and, together with the Notes, the “Securities”), to the underwriters named in Schedule I hereto (individually, each an “Underwriter” and collectively, the “Underwriters”), for whom Barclays Capital Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA Inc. are acting as representatives (the “Representatives”).

The Securities will be issued pursuant to an indenture, to be dated as of the Delivery Date (as defined in Section 2(a)), as supplemented by a supplemental indenture (such indenture, so supplemented, the “Indenture”) to be dated as of the Delivery Date (as defined in Section 2(a)), among the Company, the Guarantor and The Bank of New York Mellon, as Trustee (the “Trustee”).

The Underwriters have advised the Company and the Guarantor that they will offer and sell the Securities purchased from the Company and the Guarantor hereunder in accordance with Section 2 of this Agreement as soon as they deem advisable.

On July 26, 2015, the Guarantor entered into a Master Purchase Agreement (as amended, the “Allergan Purchase Agreement”) with Allergan plc, a public company limited by shares organized under the laws of Ireland (“Allergan”), that provides for the acquisition of the generics business and certain other assets of Allergan by the Guarantor. As used herein, “Actavis Generics” shall refer to the businesses and assets to be acquired by the Guarantor from Allergan pursuant to the Allergan Purchase Agreement.

This Agreement, the Indenture and the Notes are referred to herein collectively as the “Operative Documents.”

Any reference herein to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to refer to and include the Incorporated Documents as of the Effective Time of the Registration Statement or the issue date of such Prospectus or Preliminary Prospectus, respectively, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the Effective Time of the Registration Statement or the issue date of the Prospectus or Preliminary Prospectus, respectively, deemed to be incorporated therein by reference. Certain capitalized terms used herein are defined in Section 19.

This is to confirm the agreement between the Company, the Guarantor and the Underwriters concerning the issue, offer and sale of the Securities.

1. Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent, warrant to and agree with, the Underwriters as set forth below in this Section 1. References to the Guarantor within this Section 1 are to each of (a) the Guarantor without giving pro forma effect to the acquisition of Actavis Generics and (b) with respect to paragraphs (j), (l), (u), (z), (aa), (bb), (cc), (ee), (ff), (hh), (ii), (kk), (mm), (nn) and (oo) only, the Guarantor after giving pro forma effect to such acquisition; provided that such representations and warranties, and the other representations and warranties herein, with respect to Actavis Generics are only made to the actual knowledge of the Guarantor (without giving effect to the acquisition).

(a) The Registration Statement, setting forth information with respect to the Company, the Guarantor and the Securities is an automatic shelf registration statement as defined in Rule 405 of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act (the “Rules and Regulations”). The Registration Statement, including a related prospectus and prospectus supplement, has (i) been prepared by the Company and the Guarantor in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), (ii) been filed with the Commission under the Securities Act and (iii) become effective upon filing under the Securities Act. The Company and the Guarantor have included in such registration statement, as amended at the Effective Time, all information required by the Securities Act and the rules thereunder to be included in such registration statement and the related prospectus. The Company may have filed with the Commission a Preliminary Prospectus pursuant to Rule 424(b) of the Rules and Regulations, which has previously been furnished to the Underwriters. The Company and the Guarantor will file with the Commission the Prospectus in accordance with Rule 424(b) of the Rules and Regulations. As filed, such Prospectus will contain all information required by the Securities Act and the Rules and Regulations, and, except to the extent the Representatives will agree in writing to a modification, will be in all substantial respects in the form furnished to the Underwriters prior to the Execution Time, or, to the extent not completed at the Execution Time, shall contain only such additional information and other changes as the Company and Guarantor have advised the Underwriters, prior to the Execution Time, will be included or made therein or such changes as are made after consulting with the Underwriters or their counsel.

(b) The conditions for use of Form F-3, as set forth in the General Instructions thereto, have been satisfied or waived.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Registration Statement and any amendment thereto did not, as of the Effective Time and at the Execution Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus does not and will not, as of the date thereof and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that neither the Company nor the Guarantor makes any representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e).

(d) The Incorporated Documents as amended or supplemented at the date hereof, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act. None of the Incorporated Documents as amended or supplemented at the date hereof, when such documents were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) (i) The Disclosure Package, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, as of the Execution Time, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Disclosure Package or in any electronic road show in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e).

(f) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company and the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Securities in reliance on the exemption in Rule 163 of the Rules and Regulations, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company and the Guarantor were or are (as the case may be) “well-known seasoned issuers” as defined in Rule 405 of the Rules and Regulations. The Company and the Guarantor agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(g) (i) At the earliest time after the filing of the Registration Statement that the Company or the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company and the Guarantor were not and are not Ineligible Issuers (as defined in Rule 405 of the Rules and Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that either the Company or the Guarantor be considered an Ineligible Issuer.

(h) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 3(b) hereto do not include any information that conflicts with the information contained in the Registration Statement, including the Incorporated Documents and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e).

(i) The Company and the Guarantor have not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law 5728-1968, as amended (the “Israeli Securities Law”), and the regulations promulgated thereunder in connection with the offer and sale of the Securities contemplated hereby, other than offering Securities solely to qualified investors of the type listed on the First Addendum to the Israeli Securities Law, and, assuming the Underwriters’ compliance with Section 6(e) hereof, are not required to publish a prospectus in Israel with respect to the offer and sale of the Securities contemplated hereby.

(j) Each of the Guarantor and each “significant subsidiary” of the Guarantor (as such term is defined in Rule 1-02(w) of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing (in all jurisdictions in which such concept is relevant) under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except for where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Guarantor and its subsidiaries, taken as a whole, except as set forth in or contemplated in each of the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) (a “Material Adverse Effect”)), and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in each of the Disclosure Package and the Prospectus.

(k) The Company has been duly organized and is validly existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (except for where the failure to be so qualified would not have a Material Adverse Effect), and has all corporate power and authority necessary to own or hold its properties and to conduct its businesses as described in each of the Disclosure Package and the Prospectus.

(l) All of the outstanding shares of capital stock of each Significant Subsidiary of the Guarantor have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in each of the Disclosure Package and the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Guarantor either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights granted pursuant to the organizational documents of the Company or any statutory provisions of Dutch law, and all outstanding shares of the Company are owned by the Guarantor either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n) The Guarantor has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus.

(o) The statements contained in each of the Preliminary Prospectus under the caption “Description of the Notes and the Guarantees,” as supplemented by the final term sheet prepared and filed pursuant to Section 3(b) hereof, and in the Base Prospectus under the caption “Description of Debt Securities and Guarantees,” insofar as they purport to summarize the provisions of the Indenture and the Securities, are accurate and complete in all material respects.

(p) Neither the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantor, nor the issuance of the Securities under this Agreement will (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the properties or assets of the Company or the Guarantor is subject, except for any conflict, breach or violation that would not have, individually or in the aggregate, a Material Adverse Effect, (y) result in any violation of the provisions of the memorandum of association or the articles of association of the Guarantor or the organizational documents of the Company or (z) result in any violation in any material respect of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Guarantor or any of their respective properties or assets; and except (i) such as have been or will be obtained under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder, (ii) as may be required by the securities or “blue sky” laws of any state of the United States, (iii) as may be required under the applicable laws of the Netherlands and (iv) for the filing or furnishing of public announcements in connection with the issue and offer of the Securities with the Israel Securities Authority, the Tel Aviv Stock Exchange and the Israeli Companies Registrar that may be required to be made on or after the date of this Agreement and the Closing Date, as applicable, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Operative Documents by the Company and the Guarantor, and the consummation of the offer and sale of the Securities contemplated hereby.

(q) Each of the Company and the Guarantor has all corporate right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement, and the offer and sale of the Securities contemplated hereby, have been duly authorized, and this Agreement has been duly executed and delivered by each of the Company and the Guarantor.

(r) Each of the Company and the Guarantor has all corporate right, power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly authorized by each of the Company and the Guarantor, and on the Delivery Date, the Indenture will be qualified under the Trust Indenture Act and will have been duly executed and delivered by the Company and the Guarantor and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”); and the Indenture conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus.

(s) Each of the Company and the Guarantor has all necessary corporate right, power and authority to execute, issue and deliver the Notes and Guarantees, respectively, and perform its obligations thereunder; the Notes have been duly authorized by the Company and the Guarantees have been duly authorized by the Guarantor; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the Delivery Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions; when the Guarantees are executed and issued in accordance with the terms of the Indenture and the Notes on which they are endorsed have been executed in accordance with the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the Delivery Date, such Guarantees will constitute legally valid and binding obligations of the Guarantor, and enforceable against the Guarantor in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions, and entitled to the benefit of the Indenture; and the Securities conform in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus.

(t) Except as described in each of the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantor owned or to be owned by such person or to require the Company or the Guarantor to include such securities in any securities being registered pursuant to any registration statement filed by the Company or the Guarantor under the Securities Act.

(u) Except as would not have a Material Adverse Effect, (x) the Guarantor, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, and (y) the Company, at any time since its formation, has not sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or, except as described in each of the Disclosure Package and the Prospectus, from any labor dispute or court or governmental action, order or decree; and (i) with respect to the Company, since the date on which it became a wholly-owned subsidiary of the Guarantor and (ii) with respect to the Guarantor, since the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, except for the transactions contemplated hereby or as described in each of the Disclosure Package and the Prospectus, there has not been any change in such entity’s respective capital stock or long-term debt of the Company or the Guarantor, or any change or any development including a prospective change that would have a Material Adverse Effect, except for any grants under the employee stock plans of the Guarantor or its subsidiaries (the “Authorized Grants”).

(v) The financial statements of the Guarantor (including the related notes and supporting schedules) incorporated by reference in the Prospectus present fairly, in all material respects, the financial condition and results of operations of the Guarantor at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, subject to, only in the case of the unaudited financial statements, ordinary year-end adjustments.

(w) The financial statements of Actavis Generics (including the related notes and supporting schedules) incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the financial condition and results of operations of Actavis Generics at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, subject to, only in the case of the unaudited financial statements, ordinary year-end adjustments.

(x) The pro forma financial statements included in the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(y) (i) Kesselman & Kesselman, who have audited the annual financial statements of the Guarantor, and (ii) PricewaterhouseCoopers LLP, who have audited the annual financial statements of Actavis Generics, in each case included in each of the Disclosure Package and the Prospectus, and whose reports are incorporated by reference in the Prospectus Supplement, are, respectively, the independent registered accounting firms with respect to the Guarantor and to Actavis Generics within the meaning of the Securities Act and the Rules and Regulations.

(z) Except as would not have a Material Adverse Effect and except as disclosed in each of the Disclosure Package and the Prospectus, the Guarantor and its subsidiaries own or possess, or hold valid licenses in respect of, all patents, patent rights, licenses, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names necessary for the conduct of their respective businesses in the manner described in each of the Disclosure Package and the Prospectus, and, except as described in each of the Disclosure Package and the Prospectus, the Guarantor has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(aa) Each of the Company and the Guarantor possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted and as described in each of the Disclosure Package and the Prospectus, except for such certificate, authorizations and permits the failure of which to possess, singly or in the aggregate, would not have a Material

Adverse Effect, and neither the Company nor the Guarantor has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, except as described in each of the Disclosure Package and the Prospectus.

(bb) Except as disclosed in each of the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Guarantor is a party or of which any property or asset of the Company or the Guarantor is the subject which, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect; and to the knowledge of the Company and the Guarantor, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in each of the Disclosure Package and the Prospectus, threatened by others.

(cc) Each of the Company and the Guarantor is not (i) in violation of its organizational documents, (ii) in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or to the conduct of its business, except to the extent that any such default, event or violation described in the foregoing clauses (ii) and (iii) would not have a Material Adverse Effect.

(dd) The Guarantor is subject to and in compliance in all material respects with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

(ee) The Guarantor and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case of clauses (i), (ii) and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(ff) Each of the Guarantor and its subsidiaries, in its reasonable judgment, has concluded that there are no costs or liabilities associated with its respective compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(gg) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid, under Israeli or U.S. federal law or the laws of any U.S. state, by or on behalf of the Underwriters in connection with (A) the issuance, sale and delivery of the Securities to be sold by the Company in the manner contemplated by this Agreement, (B) the sale and delivery by the Underwriters of the Securities as contemplated herein or (C) the execution and delivery of this Agreement.

(hh) Each of the Company and the Guarantor has filed all foreign, national, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid (or withheld) all taxes required to be paid (or withheld) by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ii) No subsidiary of the Guarantor (other than the Company) is currently prohibited, directly or indirectly, from paying any dividends to the Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Guarantor any loans or advances to such subsidiary from the Guarantor or from transferring any of such subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor, except as described in or contemplated by each of the Disclosure Package and the Prospectus or except as would not have a Material Adverse Effect.

(jj) Each of the Company and the Guarantor, as of the date hereof and the Closing Date, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) Neither the Company nor the Guarantor is an “investment company” or an entity “controlled” by an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ll) Except as disclosed in the Disclosure Package or the Prospectus, payments of interest in respect of the Securities held by non-Israeli residents are not subject to withholding or deduction for or on account of any taxes, duties or other charges of whatever nature imposed by Israel or any authority thereof or therein having the power to tax.

(mm) Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is a person or entity with whom dealings are restricted or prohibited pursuant to any sanctions administered by the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce) or any sanctions imposed by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, excluding the Arab League (collectively, the “Sanctions” and each such person or entity, a “Sanctioned Person”), nor is the Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (each, a “Sanctioned Country”); and neither the Company nor the Guarantor will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any Sanctioned Person or Sanctioned Country.

(nn) Except as disclosed in the Guarantor’s consolidated financial statements included in the Disclosure Package and the Prospectus, neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010, or any other anti-corruption or anti-bribery law or regulation of any other jurisdiction to the extent such other laws or regulations are applicable; and (ii) the Guarantor, its subsidiaries and, to the knowledge of the Guarantor, its affiliates have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with the FCPA, the U.K. Bribery Act 2010 and any other anti-corruption or anti-bribery law or regulation of any other jurisdiction to the extent applicable.

(oo) The operations of each of the Guarantor and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the UK Money

Laundering Regulations 2007, as amended, as well as all applicable money laundering statutes of all jurisdictions where each of the Guarantor and its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the best of the Guarantor’s knowledge, threatened.

(pp) None of the Guarantor or any of its affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(qq) To the extent that information is required to be publicly disclosed under the UK Financial Conduct Authority’s Price Stabilising Rules (the “Stabilising Rules”) before stabilising transactions can be undertaken in compliance with the safe harbor provided under such Stabilising Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilising Rules).

(rr) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Purchase, Sale and Delivery of Securities.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees (and the Guarantor agrees to cause the Company) to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company (i) at a purchase price of 99.689% of the principal amount thereof, the respective principal amount of the 2018 notes, (ii) at a purchase price of 99.741% of the principal amount thereof, the respective principal amount of the 2019 notes, (iii) at a purchase price of 99.485% of the principal amount thereof, the respective principal amount of the 2021 notes, (iv) at a purchase price of 99.266% of the principal amount thereof, the respective principal amount of the 2023 notes, (v) at a purchase price of 99.284% of the principal amount thereof, the respective principal amount of the 2026 notes and (vi) at a purchase price of 98.292% of the principal amount thereof, the respective principal amount of the 2046 notes, in each case such principal amount as set forth opposite such Underwriter’s name in Schedule I hereto. The aggregate amount due to the Company from the sale of the Notes is hereinafter referred to as the “purchase price.”

Delivery of and payment for the Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, at 9:00 a.m. (New York time) on July 21, 2016, or such later date as the Representatives shall designate (the “Closing Date”), which date and time may be postponed by agreement among the Representatives, the Guarantor and the Company or as provided in Section 8 (such date and time of delivery and payment for the Securities being herein called the “Delivery Date”). Delivery of the Securities shall be made to the Underwriters against payment of the purchase price by the Underwriters. Payment for the Securities shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company or the Guarantor to the Representatives at least two business days in advance of the Delivery Date, or by such other manner of payment as may be agreed by the Company or the Guarantor and the Representatives.

(b) The Company will deliver against payment of the purchase price the Securities in the form of one or more permanent global certificates (the “Global Securities”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants, Euroclear or Clearstream, as applicable.

The Global Securities will be made available, at the request of the Representatives, for checking at least 24 hours prior to the Delivery Date.

(c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3. Further Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, further agree (and with respect to Section 3(c) the Underwriters agree):

(a) (i) To prepare the Prospectus in a form approved by the Representatives, which approval shall not be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than Commission’s close of business on the second Business Day following the execution and delivery of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus (including to any Preliminary Prospectus) prior to the Delivery Date except as permitted or required herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; (v) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending or objecting to the use of the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending or objecting to the use of the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of the Securities and the offering thereof, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time required by such Rule.

(c) (i) Each of the Company and the Guarantor agrees that, unless it obtains or will obtain the prior written consent of the Representatives, and (ii) each Underwriter, severally and not jointly, agrees with the Company and the Guarantor that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433 of the Rules and Regulations, other than the final term sheet prepared and filed pursuant to Section 3(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.

Any such free writing prospectus consented to by the Representatives or the Company and the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantor agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(d) To furnish promptly to the Underwriters and to counsel for the Underwriters, Cleary Gottlieb Steen & Hamilton LLP, if requested a signed or facsimile signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(e) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Underwriters may reasonably request.

(f) To deliver promptly to the Underwriters and counsel for the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Prospectus and any amended or supplemented Prospectus and any Preliminary Prospectus, and each Issuer Free Writing Prospectus, and, if the delivery of a prospectus is required at any time after the Execution Time in connection with the offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations) and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when such Prospectus is delivered, or, if, in the opinion of counsel for the Underwriters, for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance as the Underwriters may from time to time reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) During the time that delivery of a prospectus is required for the initial offering and sale of Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus, or new registration statement, that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or that is requested by the Commission.

(h) For so long as the delivery of a prospectus is required in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), prior to filing with the Commission any amendment to the Registration Statement, supplement to the Prospectus, Prospectus (including any Preliminary Prospectus), any document incorporated by reference in the Prospectus or any new registration statement, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Representatives, which consent shall not unreasonably be withheld or delayed.

(i) As soon as practicable after the Effective Time, to make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Rules and Regulations).

(j) To apply the proceeds from the sale of the Securities as set forth under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus.

(k) From the date hereof through the Closing Date, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of), or announce an offering of any debt securities issued or guaranteed by the Guarantor or the Company (other than the contemplated offerings of Euro- and Swiss Franc-denominated debt securities) without the prior written consent of the Representatives.

(l) Not to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Guarantor or the Company in connection with the offering of the Securities.

(m) To take such steps as shall be necessary to ensure that neither the Guarantor nor the Company shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

(n) The Company and the Guarantor, as the sole indirect shareholder of the Company, undertake to make reasonable commercial efforts so that the Company will not be deemed an Israeli tax resident.

(o) To use its reasonable best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of DTC, Euroclear or Clearstream, as applicable.

4. Expenses. The Company and the Guarantor, jointly and severally, agree to pay:

(a) the costs incident to the authorization, issuance, sale and delivery of the Securities, and any taxes payable in that connection;

(b) the costs incident to the preparation, printing and distribution of the Prospectus and any amendment or supplement to the Prospectus (including any Preliminary Prospectus) or the Registration Statement and any Issuer Free Writing Prospectus, all as provided in this Agreement;

(c) the costs of producing and distributing the Operative Documents;

(d) the fees and expenses of Willkie Farr & Gallagher LLP (“Willkie Farr”), Tulchinsky Stern Marciano Cohen Levitski & Co. Law Offices (“Tulchinsky Stern”), Van Doorne N.V. (“Van Doorne”), Kesselman & Kesselman and, to the extent required to be paid by the Company, PricewaterhouseCoopers LLP;

(e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail or other means of communication and any transfer and stamp tax on the Securities due upon resale by the Underwriters of Securities purchased under this Agreement;

(f) all travel costs for personnel of the Company and the Guarantor (but excluding travel expenses of the Underwriters relating to the road show) and the costs associated with any chartered plane used in connection with the road show;

(g) all fees and expenses incurred in connection with any rating of the Securities;

(h) the costs of preparing the Securities;

(i) the fees and expenses (including fees and disbursements of counsel) of the Trustee, and the costs and charges of any registrar, transfer agent, paying agent or calculation agent; and

(j) all other costs and expenses incidental to the performance of the obligations of the Company and the Guarantor under this Agreement;

provided, however, that, except as provided in Sections 4, 7 and 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

5. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, at the Execution Time and on the Delivery Date, of the representations and warranties of the Company and the Guarantor contained herein, to the performance by each of the Company and the Guarantor of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No Underwriter shall have discovered and disclosed to the Company or the Guarantor prior to or on the Delivery Date that the Disclosure Package, the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Registration Statement or any amendment thereto contains any untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary to make the statements therein not misleading.

(b) The Prospectus shall have been timely filed with the Commission in accordance with Section 3(a) of this Agreement; the final term sheet contemplated by Section 3(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 of the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or any part thereof or any notice that objects to or would prevent its use shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of any of the parties hereto, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with in all material respects.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents and the Prospectus or any amendment or supplement thereto, and all other legal matters relating to the Operative Documents and the transactions contemplated thereby shall be satisfactory in all material respects to counsel to the Underwriters, and the Company and the Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Willkie Farr shall have furnished to the Underwriters their written opinion, as U.S. counsel to the Company and the Guarantor, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto.

(e) Van Doorne shall have furnished to the Underwriters their written opinion, as Netherlands counsel to the Company and the Guarantor, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto.

(f) Tulchinsky Stern shall have furnished to the Underwriters their written opinion, as Israeli counsel to the Guarantor, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit C hereto.

(g) David M. Stark, Deputy Chief Legal Officer, Senior Vice President and Global Markets General Counsel of the Guarantor, shall have furnished to the Underwriters his written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit D hereto.

(h) Cleary Gottlieb Steen & Hamilton LLP and Herzog, Fox & Neeman shall have furnished to the Underwriters their written opinions, as U.S. and Israeli counsel, respectively, to the Underwriters, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters.

(i) Kesselman & Kesselman, independent auditors for the Guarantor, shall have delivered to the Underwriters a customary “comfort letter” in form and substance satisfactory to the Underwriters and dated as of the Execution Time (the “K&K initial letter”), and a letter (the “K&K bring-down letter”), addressed to the Underwriters and dated as of the Delivery Date, (i) confirming that they are the independent registered accounting firm with respect to the Guarantor within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the K&K bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus or the Disclosure Package, as of a date not more than five days prior to the date of the K&K bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the K&K initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the K&K initial letter.

(j) PricewaterhouseCoopers LLP, independent auditors for Actavis Generics, shall have delivered to the Underwriters a customary “comfort letter” in form and substance satisfactory to the Underwriters and dated as of the Execution Time (the “PwC initial letter”), and a letter (the “PwC bring-down letter”), addressed to the Underwriters and dated as of the Delivery Date, (i) confirming that they are the independent registered accounting firm with respect to Actavis Generics within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the PwC bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus or the Disclosure Package, as of a date not more than five days prior to the date of the PwC bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the PwC initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the PwC initial letter.

(k) The Company shall have furnished to the Underwriters on the Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Company by one of its managing or supervisory directors or a duly authorized attorney-in-fact, in form and substance satisfactory to the Underwriters, to the effect that the representations, warranties and agreements of the Company in Section 1 are true and correct as of the date given and as of such Delivery Date and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date.

(l) The Guarantor shall have furnished to the Underwriters on the Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Guarantor by its chief executive officer, chief operating officer or chief financial officer, in form and substance satisfactory to the Underwriters, to the effect that:

(i) The representations, warranties and agreements of the Guarantor in Section 1 are true and correct as of the date given and as of such Delivery Date; and the Guarantor has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date;

(ii) (A) Except as would not have a Material Adverse Effect, the Guarantor has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (x) as set forth or contemplated in the Prospectus or the Disclosure Package (exclusive of any amendments or supplements thereto) and (y) for operating losses incurred in the ordinary course of business, and (B) since such date there has not been any change in the capital stock or long-term debt of the Guarantor (except for issuances of shares of Ordinary Shares upon exercise of outstanding options described in the Prospectus or pursuant to Authorized Grants), except as set forth or contemplated in the Prospectus or the Disclosure Package (exclusive of any amendments or supplements thereto), or any change, or any development involving a prospective change, that would have a Material Adverse Effect; and

(iii) Such officer has carefully examined the Prospectus and the Disclosure Package and, in such officer’s opinion (A) each of the Prospectus and the Disclosure Package, as of its date and the Execution Time, respectively, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus.

(m) The Indenture shall have been duly executed and delivered by the Company, the Guarantor and the Trustee and the Securities shall have been duly executed and delivered by the Company and the Guarantor and duly authenticated by the Trustee.

(n) (i) The Company, at any time since its formation, and the Guarantor, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus (exclusive of any amendment or supplement thereto), shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which, in each case, is materially adverse to the Guarantor and its subsidiaries, taken as a whole, except (A) as set forth or contemplated in each of the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) and (B) for operating losses incurred in the ordinary course of business, or (ii) (x) with respect to the Company, since the date on which it became an indirect wholly-owned subsidiary of the Guarantor, and (y) with respect to the Guarantor, since the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, there shall not have been any change in such entity’s respective capital stock or long-term debt (except for issuances of Ordinary Shares upon exercise of outstanding options described in each of the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) or pursuant to Authorized Grants), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, stockholders’ equity or results of operations of the Company or the Guarantor, except as set forth or contemplated in each of the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto) and any Issuer Free Writing Prospectus.

(o) Subsequent to the Execution Time there shall not have occurred any of the following:

(i) trading in securities generally on the New York Stock Exchange, NYSE Amex Equities, the Nasdaq Global Select Market or the over-the-counter market, or trading in any securities of the Guarantor on any exchange shall have been suspended or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

(ii) a banking moratorium shall have been declared by United States federal or New York State authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;

(iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States;

(iv) the rating accorded the Guarantor’s debt securities shall have been downgraded below investment grade by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, or such an organization shall have made any public announcement that it has under surveillance or review, with possible negative implications for a downgrade below investment grade, its rating of any of the Guarantor’s debt securities; or

(v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Israel shall be such) as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p) The Company and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request to evidence compliance with the conditions set forth in this Section 5.

(q) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters.

6. Representations, Warranties and Agreements of Underwriters. Each Underwriter, severally and not jointly, represents, warrants to and agrees with the Company and the Guarantor that:

(a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor.

(b) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(c) It has not made and will not make an offer of Securities to the public in any of the member states of the European Economic Area (each, a “Relevant Member State”), other than (A) to any legal entity which is a qualified investor as defined in the Prospectus Directive, (B) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer, or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall result in a requirement for the publication by the Company or the Underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as such expression may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including that Directive as amended by the 2010 PD Amending Directive to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(d) Any offers in Canada will be made only under an exemption from the requirements to file a prospectus in the relevant province of Canada in which the sale is made.

(e) It will (i) purchase, accept delivery of and make payment for the Securities outside the State of Israel and (ii) not offer or sell the Securities in the State of Israel, other than offers or sales to persons who have confirmed in writing that (A) they qualify as one of the types of investors listed in the First Addendum to the Israeli Securities Law, and are aware of the implications of being an investor of this type and agree thereto, and (B) they are purchasing the Securities for their own account and not with a view to, or for resale in connection with, any distribution thereof.

(f) It will comply with applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities, or has in its possession or distributes any Free Writing Prospectus, any Preliminary Prospectus and the Prospectus.

7. Indemnification and Contribution.

(a) The Company and the Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers, employees, agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, any materials used by the Company or the Guarantor in meetings with investors, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereto, or in any amendment or supplement thereto; or

(ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

and shall reimburse each Underwriter and each such officer, employee, agent and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, any materials used by the Company or the Guarantor in meetings with investors, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereto, or in any such amendment or supplement thereto, in reliance upon and in conformity with the written information furnished to the Company or the Guarantor by or on behalf of any Underwriter specifically for inclusion therein and described in Section 7(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantor may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless, each of the Company and the Guarantor, its officers and directors, agents, employees and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Guarantor or their respective directors, officers, agents, employees or controlling persons may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereto, or in any amendment or supplement thereto; or

(ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company or the Guarantor by or on behalf of that Underwriter specifically for inclusion therein and described in Section 7(e), and shall reimburse the Company and the Guarantor and any such director, officer, agent, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or the Guarantor or any such director, officer, agent, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, the Guarantor or any such director, officer, agent, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 7, if the Underwriters shall have reasonably concluded that there may be one or more legal defenses available to the Underwriters and their respective officers, employees, agents and controlling persons that are different from or additional to those available to the Company and the Guarantor and their respective officers, directors, employees, agents and controlling persons, and the reasonable fees and expenses of a single separate counsel shall be paid, jointly and severally, by the Company and the Guarantor. No indemnifying party shall:

(i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or

(ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities, or

(ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Underwriters severally confirm that the statements with respect to the delivery of the Securities set forth on the cover page of the Prospectus and the most recent Preliminary Prospectus and the third paragraph, the second and third sentences in the sixth paragraph, the seventh paragraph and the allocation table under the caption “Underwriting” in the Prospectus and the most recent Preliminary Prospectus are correct and constitute the only information furnished in writing to the Company and the Guarantor by or on behalf of the Underwriters specifically for inclusion in the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereof.

8. Defaulting Underwriters.

If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the aggregate principal amount of such series of Securities which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the total aggregate principal amount of such series of Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total aggregate principal amount of such series of Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any such series of Securities on such Delivery Date if the total aggregate principal amount of such series of Securities which the defaulting Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount of such series of Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount of any series of Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other purchasers satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase on such Delivery Date, in such proportion as may be agreed upon among them, the total aggregate principal amount of any series of Securities to be purchased on such Delivery Date. If the remaining Underwriters or other purchasers satisfactory to the Underwriters do not elect to purchase on such Delivery Date the aggregate principal amount of the series of Securities which the defaulting Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters and the Company and the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 10. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 8, purchases any series of Securities which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the remaining non-defaulting Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes in the Prospectus or in any other document or arrangement that, in the opinion of counsel to the Company and the Guarantor or counsel to the Underwriters, may be necessary.

9. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Guarantor prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(n) and (o) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

10. Reimbursement of Underwriters’ Expenses. If (a) the Company and the Guarantor shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or (b) the Underwriters shall decline to purchase the Securities because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement or if the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor, jointly and severally, shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters or the Representatives, shall be delivered or sent by mail to Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); BNP

Paribas Securities Corp., 787 Seventh Avenue, New York, NY 10019, Attention: Syndicate Desk (Fax: 917-472-4745); Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention LCD-IBCM (Fax: 212-325-4296); HSBC Securities (USA) Inc., 452 5th Avenue, New York, NY 10018, Attention: Transaction Management Americas (Fax: 212-525-0238); Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal (Fax: 212-901-7881); and Mizuho Securities USA Inc., 320 Park Avenue – 12th Floor, New York, NY 10022, Attention: Debt Capital Markets Desk (Fax: 212-205-7812);

(b) if to the Guarantor, shall be delivered or sent by mail or facsimile transmission to Teva Pharmaceutical Industries Limited, 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, Attention: Eyal Desheh (Fax: 011-972-3-914-8678), with copies (which shall not constitute notice) to: (i) Teva Pharmaceuticals USA, Inc., 1090 Horsham Road, North Wales, Pennsylvania 19454, Attention: David M. Stark and Austin D. Kim (Fax: (215) 293-6499); and (ii) Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Jeffrey S. Hochman (Fax: (212) 728-9592); and

(c) if to the Company, shall be delivered or sent by mail or facsimile transmission to Teva Pharmaceutical Finance Netherlands III B.V., Piet Heinkade 107, 1019 GM, Amsterdam, Netherlands, Attention: Managing Director, with copies (which shall not constitute notice) to: (i) c/o Teva Pharmaceuticals USA, Inc., 1090 Horsham Road, North Wales, Pennsylvania 19454, Attention: David M. Stark and Austin D. Kim (Fax: (215) 293-6499) and (ii) Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Jeffrey S. Hochman (Fax: (212) 728-9592);

provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail or facsimile transmission to each such Underwriter, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of the officers, employees and agents of each Underwriter and the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and any indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers, agents and employees of the Company and the Guarantor, and any person controlling the Company or the Guarantor within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14. No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and the Guarantor and (c) the engagement of the Underwriters by the Company and the Guarantor in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantor on related or other matters). Each of the Company and the Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company and the Guarantor, in connection with such transaction or the process leading thereto.

15. Jurisdiction. Each of the Company and the Guarantor agrees that any suit, action or proceeding against the Company or the Guarantor brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the offer and sale of the Securities contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Guarantor has appointed Teva Pharmaceuticals USA, Inc. (“Teva USA”) as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or Federal court in The City of New York, New York, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as applicable. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Israel. The Company, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the offer and sale of the Securities contemplated hereby.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Company and the Guarantor in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company and the Guarantor will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or the Guarantor not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

18. Waiver of Immunity. To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

19. Definitions. The terms which follow, as used in this Agreement, have the meanings indicated:

“Base Prospectus” means the prospectus and prospectus supplement contained in the Registration Statement at the Effective Time, including any preliminary prospectus.

“Business Day” means any day on which the New York Stock Exchange LLC is open for trading.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

“Effective Time” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Execution Time” means 6:15 P.M. (New York time) on July 18, 2016.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 of the Rules and Regulations.

“Incorporated Documents” means documents that are incorporated into any of the Registration Statement, Prospectus or Preliminary Prospectus by reference.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 of the Rules and Regulations.

“Ordinary Shares” shall mean fully paid, nonassessable ordinary shares of the Guarantor, par value NIS 0.10 per share, or American Depository Shares representing such ordinary shares.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the final Prospectus, together with the Base Prospectus and any Incorporated Documents with respect thereto.

“Prospectus” means the prospectus and prospectus supplements first filed after the Execution Time with the Commission by the Company and the Guarantor with the consent of the Representatives pursuant to Rule 424(b) of the Rules and Regulations relating to the Securities.

“Prospectus Supplement” means the prospectus supplement first filed after the Execution Time with the Commission by the Company and the Guarantor pursuant to Rule 424(b) of the Rules and Regulations relating to the Securities.

“Registration Statement” means the Registration Statement of the Company and the Guarantor filed with the Commission on Form F-3 (File No. 333-201984), including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations, exhibits other than Forms T-1 and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Delivery Date, means also such registration statement as so amended.

“subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

20. USA Patriot Act. The Company and the Guarantor acknowledge that, in accordance with the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their clients.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Guarantor and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By	/s/ Eyal Desheh
Name:	Eyal Desheh
Title:	Group Executive Vice President, Chief Financial Officer

By	/s/ Eyal Rubin
Name:	Eyal Rubin
Title:	VP, Head of Corporate Treasury

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

By	/s/ Frank Kimick
Name:	Frank Kimick
Title:	Attorney-In-Fact

By	/s/ Austin Kim
Name:	Austin Kim
Title:	Attorney-In-Fact

BARCLAYS CAPITAL INC.
BNP PARIBAS SECURITIES CORP.
CREDIT SUISSE SECURITIES (USA) LLC
HSBC SECURITIES (USA) INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MIZUHO SECURITIES USA INC.

By: BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

By: BNP PARIBAS SECURITIES CORP.

By:	/s/ Ernest R. Zellweger Jr.
Name:	Ernest R. Zellweger Jr.
Title:	Managing Director

By: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Christopher J. Murphy
Name:	Christopher J. Murphy
Title:	Managing Director

By: HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
Name:	Luiz Lanfredi
Title:	Vice President

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Doug Muller
Name:	Doug Muller
Title:	Managing Director

By: MIZUHO SECURITIES USA INC.

By:	/s/ Vincent Murray
Name:	Vincent Murray
Title:	Managing Director

For themselves and as Representatives of the other several Underwriters named in Schedule I to the foregoing Agreement.

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT – TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.]

SCHEDULE I

Underwriters	Principal Amount of the 2018 notes	Principal Amount of the 2019 notes	Principal Amount of the 2021 notes	Principal Amount of the 2023 notes	Principal Amount of the 2026 notes	Principal Amount of the 2046 notes
Barclays Capital Inc.	$135,000,000	$180,000,000	$270,000,000	$270,000,000	$315,000,000	$180,000,000
BNP Paribas Securities Corp.	135,000,000	180,000,000	270,000,000	270,000,000	315,000,000	180,000,000
Credit Suisse Securities (USA) LLC	135,000,000	180,000,000	270,000,000	270,000,000	315,000,000	180,000,000
HSBC Securities (USA) Inc.	135,000,000	180,000,000	270,000,000	270,000,000	315,000,000	180,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	135,000,000	180,000,000	270,000,000	270,000,000	315,000,000	180,000,000
Mizuho Securities USA Inc.	135,000,000	180,000,000	270,000,000	270,000,000	315,000,000	180,000,000
Citigroup Global Markets Inc	135,000,000	180,000,000	270,000,000	270,000,000	315,000,000	180,000,000
Morgan Stanley & Co. LLC	135,000,000	180,000,000	270,000,000	270,000,000	315,000,000	180,000,000
RBC Capital Markets, LLC	135,000,000	180,000,000	270,000,000	270,000,000	315,000,000	180,000,000
SMBC Nikko Securities America, Inc	135,000,000	180,000,000	270,000,000	270,000,000	315,000,000	180,000,000
Bank of China Limited London Branch	18,750,000	25,000,000	37,500,000	37,500,000	43,750,000	25,000,000
BBVA Securities Inc	18,750,000	25,000,000	37,500,000	37,500,000	43,750,000	25,000,000
Commerz Markets LLC	18,750,000	25,000,000	37,500,000	37,500,000	43,750,000	25,000,000
Lloyds Securities Inc	18,750,000	25,000,000	37,500,000	37,500,000	43,750,000	25,000,000
MUFG Securities Americas Inc	18,750,000	25,000,000	37,500,000	37,500,000	43,750,000	25,000,000
PNC Capital Markets LLC	18,750,000	25,000,000	37,500,000	37,500,000	43,750,000	25,000,000
Scotia Capital (USA) Inc	18,750,000	25,000,000	37,500,000	37,500,000	43,750,000	25,000,000
TD Securities (USA) LLC	18,750,000	25,000,000	37,500,000	37,500,000	43,750,000	25,000,000

Total	$1,500,000,000	$2,000,000,000	$3,000,000,000	$3,000,000,000	$3,500,000,000	$2,000,000,000

Sch-I-1

SCHEDULE II

Free Writing Prospectus dated July 12, 2016 as filed with the Commission pursuant to Rule 433 of the Rules and Regulations.

Free Writing Prospectus dated July 13, 2016 as filed with the Commission pursuant to Rule 433 of the Rules and Regulations.

Free Writing Prospectus (Pricing Press Release) dated July 18, 2016 as filed with the Commission pursuant to Rule 433 of the Rules and Regulations.

Final Term Sheet dated July 18, 2016 as filed with the Commission pursuant to Rule 433 of the Rules and Regulations.

Sch-II-1